Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-211718

Product Prospectus Supplement MLN-EI-1 to the Prospectus dated June 30, 2016

The Toronto-Dominion Bank Senior Debt Securities Market-Linked Notes Linked to One or More Equity Indices

GENERAL TERMS

The Toronto-Dominion Bank (the “Bank”) may from time to time offer and sell the types of notes listed above (collectively, the “notes”). The notes are senior debt securities as referenced in the accompanying prospectus dated June 30, 2016. The accompanying prospectus and this product prospectus supplement describe the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe specific terms of the notes being offered, including any changes to the terms specified below. If the terms described in the applicable pricing supplement are inconsistent with those described in this product prospectus supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will govern.

The notes are linked to the performance of one or more equity indices (each, a “Reference Asset”) specified in the applicable pricing supplement. If the Reference Asset of your notes consists of more than one equity index, we may refer to the Reference Asset as a “Basket” and each applicable component of the Reference Asset as a “Basket Component.” The payment at maturity on your notes will be based on the performance of the Reference Asset during the term of your notes. The notes are designed for investors who are seeking exposure to the Reference Asset and who anticipate that the level of the Reference Asset will increase (or, in the case of bearish notes, decrease) from its Initial Level to the Final Level on the applicable valuation date or dates. Investors must be willing to forego interest payments on the notes and be willing to accept a return that may be negative, in which case you will receive at maturity less, and possibly significantly less, than your principal.

THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY. YOU ARE SUBJECT TO A RISK TO ALL OR A PORTION OF YOUR INVESTMENT IN THE NOTES, AS DESCRIBED IN MORE DETAIL BELOW.

The notes will not be listed on any securities exchange.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page PS-5 to read about investment risks relating to the notes. Unless otherwise specified in the applicable pricing supplement, the principal of the notes is not protected and you could lose some or all of your investment.

The price at which you purchase the notes includes hedging costs and profits that the Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Bank may use this product prospectus supplement in the initial sale of notes. In addition, TD Securities (USA) LLC or another of the Bank’s affiliates may use this product prospectus supplement in a market-making transaction in notes after their initial sale. Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes are unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law. The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

TD Securities

Product Prospectus Supplement dated June 30, 2016.

TABLE OF CONTENTS

Product Prospectus Supplement

Prospectus dated June 30, 2016

Documents Incorporated by Reference	i
Where You Can Find More Information	ii
Further Information	iii
About This Prospectus	iii
Risk Factors	1
The Toronto-Dominion Bank	2
Presentation of Financial Information	2
Caution Regarding Forward-Looking Statements	2
Use of Proceeds	3
Consolidated Earnings Ratios	4
Consolidated Capitalization and Indebtedness	5
Comparative Per Share Market Price	6
Description of the Debt Securities	7
Description of Common Shares and Preferred Shares	22
Description of Warrants	25
Description of Subscription Receipts	26
Tax Consequences	27
Benefit Plan Investor Considerations	41
Plan of Distribution (Conflicts of Interest)	43
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others	45
Legal Matters	45
Experts	46
Other Expenses of Issuance and Distribution	46

In this product prospectus supplement, unless the context otherwise indicates, the “Bank,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries. Also, references to the “prospectus” or the “accompanying prospectus” mean the prospectus, dated June 30, 2016, of The Toronto-Dominion Bank. References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

i

Summary

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement and the accompanying prospectus, as well as the applicable pricing supplement.

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Issue:	Senior Debt Securities.
Reference Asset:	As specified in the applicable pricing supplement.
Principal Amount:	As specified in the applicable pricing supplement.
Minimum Investment:	As specified in the applicable pricing supplement.
Denominations:	Unless otherwise specified in the applicable pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples in excess of $1,000.
Interest Payable:	None, unless specified otherwise in the applicable pricing supplement.
Payment at Maturity:	The payment at maturity will be based on the performance of the Reference Asset, and will be calculated as follows:

Payment at Maturity in Excess of Principal

If the Final Level is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Level, then, at maturity, you will receive an amount equal to:

Principal Amount + (Principal Amount × Percentage Change)

(a)     If the applicable pricing supplement specifies that a “Leverage Factor” is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change
× Leverage Factor)

(b)     If the applicable pricing supplement specifies that a “Booster Coupon” is applicable to your notes:

                                                                                                                                           1.      If the Percentage Change is greater than the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

                                                                                                                                           2.      If the Percentage Change is greater than or equal to 0% but less than or equal to the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Booster Percentage)

(c)     If the applicable pricing supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the applicable pricing supplement.

(d)     If the applicable pricing supplement specifies that a “Digital Coupon” is applicable to your notes, then the payment at maturity will equal:

Principal Amount + (Principal Amount x Digital Coupon)

Payment at Maturity Less Than or Equal to Principal

If the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level, then, at maturity, you will receive less than the principal amount of your notes. In such a case, the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

(a)     If the applicable pricing supplement specifies that a “Downside Multiplier” is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change
× Downside Multiplier)

(b)     If the applicable pricing supplement specifies that a “Buffer” is applicable to your notes:

                                                                                                                                           1.      If the Final Level is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Level, then the payment at maturity will equal the principal amount of your notes.

                                                                                                                                           2.      If the Final Level is less than (or, in the case of bearish notes, greater than) the Buffer Level, then the payment at maturity will equal:

Principal Amount + [Principal Amount × (Percentage Change
+ Buffer Percentage)]

(c)     If the applicable pricing supplement specifies that a “Barrier” is applicable to your notes:

                                                                                                                                           1.      If no Barrier Event has occurred, then the payment at maturity will equal the principal amount of your notes.

                                                                                                                                           2.      If a Barrier Event has occurred, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

Percentage Change:	The Percentage Change, expressed as a percentage, is calculated as follows:

Final Level – Initial Level
Initial Level

If your notes are bearish notes, the Percentage Change will be calculated as follows:

Initial Level – Final Level
Initial Level

Type of Note:	As specified in the applicable pricing supplement.
Maximum Redemption Amount:	As specified in the applicable pricing supplement, if applicable.
Leverage Factor:	As specified in the applicable pricing supplement, if applicable.
Downside Multiplier:	As specified in the applicable pricing supplement, if applicable.
Booster Percentage:	A specified percentage increase (or, in the case of bearish notes, decrease) in the level of the Reference Asset. The Booster Percentage will be set forth in the applicable pricing supplement, if applicable.
Digital Coupon:	A percentage that will be specified in the applicable pricing supplement.
Buffer Level:	A specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Level. The Buffer Level will be a percentage of the Initial Level and set forth in the applicable pricing supplement, if applicable.
Buffer Percentage:	A specified percentage relative to the Buffer Price and Initial Price that will be set forth in the applicable pricing supplement, if applicable. For example, if the Buffer Level is 90% of the Initial Level, the Buffer Percentage will be 10%.
Barrier Level:	A specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Level. The Barrier Level will be a percentage of the Initial Level and set forth in the applicable pricing supplement, if applicable.
Barrier Event:	Depending upon the terms set forth in the applicable pricing supplement, a Barrier Event will occur if:
(i)	the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level, and
(ii)	(a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(b) for notes subject to Close of Trading Day Monitoring, on any trading day during the Monitoring Period, the closing level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(c) for notes subject to Final Valuation Date Monitoring, the Final Level is less than (or, in the case of bearish notes, greater than) the Barrier Level.

Monitoring Period:	As specified in the applicable pricing supplement, if applicable.
Initial Level:	As specified in the applicable pricing supplement.
Final Level:	The closing level of the Reference Asset on the valuation date (if there is one valuation date applicable to the notes) or the arithmetic average of the closing levels of the Reference Asset on each of the valuation dates (if there is more than one valuation date applicable to the notes), or any other dates specified in the applicable pricing supplement.

Issue Date:	As specified in the applicable pricing supplement.
Valuation Date(s):	Unless otherwise specified in the relevant pricing supplement, the valuation date, or if there is more than one valuation date, the final valuation date, will be the third trading day prior to the maturity date. A single valuation date is subject to extension for up to ten trading days for market disruption events.
Maturity Date:	As specified in the applicable pricing supplement.
CUSIP:	As specified in the applicable pricing supplement.
Clearance and Settlement:	DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Book-Entry Procedures and Settlement” in the accompanying prospectus).
Listing:	Unless specified otherwise in the applicable pricing supplement, the notes will not be listed on any securities exchange.
Calculation Agent:	Unless we specify otherwise in the applicable pricing supplement, the Bank.
Conflicts of Interest:	See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

Additional Risk Factors Specific to the Notes

An investment in your notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus. You should carefully consider whether the notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus and the applicable pricing supplement. The information in the accompanying prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and the applicable pricing supplement. This section describes the most significant risks relating to the terms of the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus and the applicable pricing supplement, before investing in the notes.

General Risks Relating to the Notes

Your Investment in the Notes May Result in a Loss.

The notes do not guarantee any return of principal unless otherwise specified in the applicable pricing supplement. We will not repay you a fixed amount of principal on the maturity date. The amount payable on the notes at maturity will depend primarily on the Percentage Change in the level of the Reference Asset from the Initial Level to the Final Level. Because the level of the Reference Asset will be subject to market fluctuations, the return on your notes at maturity may be less, and possibly significantly less, than the principal amount per note. If the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level (and, in the case of notes with a buffer, less than (or, in the case of bearish notes with a buffer, greater than) the Buffer Level) or a Barrier Event has occurred (as applicable), the return on your notes will be less than the principal amount per note and you may lose all or a substantial portion of the amount you invested to purchase the notes. This will be the case even if the level of the Reference Asset is greater than (or, in the case of bearish notes, less than) the Initial Level at certain periods during the term of the notes. In the case of notes with a Downside Multiplier greater than 100%, your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset on a leveraged basis. Depending on the Downside Multiplier, you may lose all or a substantial portion of the amount that you invested to purchase the notes.

The Buffer Level and Barrier Level Provide Only Limited Protection Against Loss.

You will receive the principal amount of your notes at maturity only if (i) in the case of notes with a buffer, the Final Level is greater than or equal to (or, in the case of bearish notes with a buffer, less than or equal to) the Buffer Level and (ii) in the case of notes with a barrier, a Barrier Event has not occurred. If the Final Level is less than (or, in the case of bearish notes, greater than) the Buffer Level or if a Barrier Event has occurred, as applicable, you will lose some or all of your principal amount.

The Notes Do Not Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity.

Unless specified otherwise in the applicable pricing supplement, there will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank with the same maturity date or if you invested directly in the securities represented by the Reference Asset. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your Potential Payment at Maturity May Be Limited.

If your notes are subject to a cap or a Digital Coupon, they will provide less opportunity to participate in the appreciation (or, in the case of bearish notes, depreciation) of the Reference Asset than an investment in a security linked to the Reference Asset providing full participation in the appreciation (or, in the case of bearish notes, depreciation), because the payment at maturity will not exceed the Maximum Redemption Amount or the Digital Coupon, as applicable. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the performance of the Reference Asset.

Owning the Notes Is Not the Same as Owning the Reference Asset or its Components or a Security Directly Linked to the Performance of the Reference Asset or its Components.

The return on your notes will not reflect the return you would realize if you actually owned the Reference Asset or its components or a security directly linked to the performance of the Reference Asset or its underlying components and held that investment for a similar period because:

•	your notes may be subject to a cap or Digital Coupon, in which case the payment at maturity will not exceed the maximum return set forth in the applicable pricing supplement; and
•	the equity index or indices to which your notes are linked may be calculated in part by reference to the prices of the applicable component stocks, without taking into consideration the value of any dividends paid on those stocks.

Your notes may trade quite differently from the Reference Asset. Changes in the level of the Reference Asset may not result in comparable changes in the market value of your notes. Even if the level of the Reference Asset increases (or, in the case of bearish notes, decreases) from the Initial Level during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent. It is also possible for the market value of the notes prior to maturity to decrease while the level of the Reference Asset increases (or, in the case of bearish notes, decreases).

There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses.

There may be little or no secondary market for the notes. The notes will not be listed on any securities exchange. TD Securities (USA) LLC and other affiliates of the Bank may make a market for the notes; however, they are not required to do so. TD Securities (USA) LLC or any other affiliate of the Bank may stop any market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

The following factors, which are beyond our control, may influence the market value of your notes:

•	the level of the Reference Asset, including, in the case of notes that have a buffer, whether the level of the Reference Asset trades or closes at a level below the Buffer Level or, in the case of notes that have a Barrier, whether a Barrier Event has occurred;
•	if your notes are subject to a cap or a Digital Coupon, your potential return on the notes will be limited;
•	the volatility (i.e., the frequency and magnitude of changes) of the level of the Reference Asset;
•	the dividend rate on the applicable component stocks;
•	economic, financial, political, military, regulatory, legal and other events that affect the applicable securities markets generally and the U.S. markets in particular, and which may affect the level of the Reference Asset;

•	if the Reference Asset includes one or more indices that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Reference Asset”), changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the payments due on your notes and their market value;
•	interest and yield rates in the market; and
•	the time remaining to maturity of the notes.

These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

An Investment in the Notes Is Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes.

An investment in any of the notes, which are the Bank’s senior unsecured debt securities, is subject to our credit risk. As a result, your receipt of the amount due on the maturity date is dependent upon the Bank’s ability to repay its obligations as of each payment at that time. This will be the case even if the level of the Reference Asset increases (or, in the case of bearish notes, decreases) after the pricing date. The existence of a trading market for, and the market value of, any of the notes may be affected by market perceptions of our creditworthiness. If market perceptions of our creditworthiness were to decline for any reason, the market value of your notes, and the availability of the trading markets generally, may be adversely affected. No assurance can be given as to what our financial condition will be at any time during the term of the notes, or at maturity.

If Your Notes Are Linked to a Basket, Changes in the Level of One or More Basket Components May Be Offset by Changes in the Level of One or More Other Basket Components.

Your notes may be linked to a Basket. In such a case, a change in the levels of one or more Basket Components may not correlate with changes in the levels of one or more other Basket Components. The level of one or more Basket Components may increase, while the level of one or more other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bearish notes. Therefore, in determining the level of the Basket as of any time, increases (or, in the case of bearish notes, decreases) in the level of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or, in the case of bearish notes, lesser decreases and increases) in the level of one or more other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the level of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

The Amount to Be Paid at Maturity Will Not Be Affected by All Developments Relating to the Reference Asset.

Changes in the level of the Reference Asset during the term of the notes before the relevant valuation date or valuation dates will not be reflected in the calculation of the payment at maturity, unless the level of the Reference Asset trades or closes below (or, in the case of bearish notes, above) the Barrier Level, as applicable. The calculation agent will calculate this amount by comparing only the Final Level to the Initial Level (or the Buffer Level, as applicable) and, in the case of notes that have a barrier, by comparing the trading level or closing level of the Reference Asset during the Monitoring Period or on the valuation date(s), as applicable, to the Barrier Level. No other levels of the Reference Asset will be taken into account. As a result, you may receive less than the principal amount of your notes, even if the level of the Reference Asset has increased (or, in the case of bearish notes, decreased) at certain times during the term of the notes before decreasing to a level below (or, in the case of bearish notes, increasing to a level above) the Initial Level (or Buffer Level, as applicable) and, if applicable, below (or, in the case of bearish notes, above) the Barrier Level as of the relevant dates.

We Will Not Hold Any Asset Comprising the Reference Asset for Your Benefit.

The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities that may comprise the Reference Asset that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any Reference Asset or its components. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

The Market Value of Your Notes Will Likely Decline at an Accelerated Rate as the Level of the Reference Asset Approaches and Drops Below (or, in the Case of Bearish Notes, Rises Above) the Barrier Level.

If your notes have a barrier, when the trading level or closing level, as applicable, of the Reference Asset on any trading day declines (or, in the case of bearish notes, rises) from the Initial Level to a level near the Barrier Level for the first time, the market value of the notes will likely decline at a greater rate than the decrease (or, in the case of bearish notes, increase) in the level of the Reference Asset. If the level of the Reference Asset is near or below (or, in the case of bearish notes, above) the Barrier Level, we expect the market value of the notes to decline to reflect the fact that investors may receive less than their principal amount at maturity.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset.

In the ordinary course of their business, our affiliates and the agents and their affiliates may have expressed views on expected movements in any Reference Asset or its components, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates or of the agents or their affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Asset or its components may at any time have significantly different views from those of our affiliates or of the agents or their affiliates. For these reasons, you are encouraged to derive information concerning the applicable Reference Asset or its components from multiple sources, and you should not rely solely on views expressed by our affiliates.

Changes that Affect an Index Included in the Reference Asset Will Affect the Market Value of the Notes and the Amount You Will Receive at Maturity.

The policies of a sponsor of any index that may be included in the Reference Asset (the “Index Sponsor”) concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the index and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the index, or if the Index Sponsor discontinues or suspends calculation or publication of the index, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the level of the index is not available on the valuation date or dates because of a market disruption event or for any other reason and no successor index is selected, the calculation agent may determine the level of the index — and thus the amount payable at maturity — in a manner it considers appropriate, in its sole discretion.

Trading and Other Transactions by the Bank, the Agents or their Respective Affiliates in the Reference Asset or Its Components, Futures, Options, Exchange-Traded Funds or Other Derivative Products May Adversely Affect the Market Value of the Notes.

We, the agents, and our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the agents, or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the notes and the applicable Reference Asset. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

We or one or more of our affiliates or the agents or their affiliates may also engage in trading in the Reference Asset or its components and other investments relating to those assets on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the level of the Reference Asset or its components and, therefore, the market value of the notes. We or one or more of our affiliates or the agents or their affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or its components. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates or the agents or their affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Our Cost of Hedging Our Market Risk under the Notes is Likely to Adversely Affect the Market Value of the Notes.

The price at which you purchase the notes includes a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) may incur in the hedging of our market risk under the notes. The hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price.

We Have No Affiliation with Any Index Sponsor and Will Not Be Responsible for Any Actions Taken by an Index Sponsor.

Unless otherwise specified in the applicable pricing supplement, no Index Sponsor is an affiliate of ours or will be involved in any offerings of the notes in any way. Consequently, we have no control of the actions of any Index Sponsor, including any actions of the type that would require the calculation agent to adjust the payment to you at maturity. No Index Sponsor has any obligation of any sort with respect to the notes. Thus, no Index Sponsor has any obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the notes. None of our proceeds from any issuance of the notes will be delivered to any Index Sponsor, except to the extent that we are required to pay an Index Sponsor licensing fees with respect to an index included in the Reference Asset.

The Business Activities of the Bank or its Affiliates or the Agents or their Affiliates May Create Conflicts of Interest.

As noted above, we and our affiliates and the agents and their affiliates expect to engage in trading activities related to the Reference Asset or its components that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the notes and the interests we and our affiliates and the agents and their affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Reference Asset or its components, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates and the agents and their affiliates may, at present or in the future, engage in business with the issuers of the equity securities included in a Reference Asset or the component stocks of any index that is included in a Reference Asset, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ or the agents and their affiliates’ obligations and your interests as a holder of the notes. Moreover, we and our affiliates and the agents and their affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or its components. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates or the agents or their affiliates may affect the level of the Reference Asset or its components and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Determination of the Final Level if a Market Disruption Event Occurs.

The determination of the Final Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on any valuation date with respect to the Reference Asset. If such a postponement occurs, the calculation agent will use the closing level of the Reference Asset on the first subsequent business day on which no market disruption event occurs or is continuing. In no event, however, will any valuation date be postponed by more than ten trading days. As a result, if a market disruption event occurs or is continuing on a valuation date, the maturity date for the notes could also be postponed, although not by more than ten trading days.

If the determination of the level of the Reference Asset for any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the level of the Reference Asset will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the level that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes—Market Disruption Events”.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

The calculation agent will, among other things, determine the amount of your payment at maturity on the notes. Unless otherwise specified in the applicable pricing supplement, the Bank will serve as the calculation agent. We may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may take into consideration the Bank’s ability to unwind any related hedges. Since this discretion by the calculation agent may affect payments on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision. For example, the calculation agent may have to determine whether a market disruption event affecting the Reference Asset has occurred. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information as to the calculation agent’s role, see “General Terms of the Notes—Role of Calculation Agent.”

The Historical Performance of the Reference Asset or its Components Should Not Be Taken as an Indication of Their Future Performance.

The level of the Reference Asset will determine the amount to be paid on the notes at maturity. The historical performance of the Reference Asset or its components does not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the level of the Reference Asset will rise or fall during the term of the notes. The level of the Reference Asset and its components will be influenced by complex and interrelated political, economic, financial and other factors.

Significant Aspects of the Tax Treatment of an Investment in the Notes Are Uncertain.

The tax treatment of an investment in the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of an investment in the notes, and the Internal Revenue Service, the Canada Revenue Agency or a court may not agree with the tax treatment described in this product prospectus supplement. Furthermore, changes to tax legislation or administrative practices could materially and adversely affect the tax treatment of an investment in the notes.

The Internal Revenue Service has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale, exchange, redemption or maturity of an instrument such as the notes should be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement and the section “Tax Consequences” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

For a more complete discussion of the Canadian federal income tax consequences of investing in the notes, please see “Tax Consequences – Canadian Taxation” in the accompanying prospectus. If you are not a Non-resident Holder (as that term is defined in “Tax Consequences – Canadian Taxation” in the accompanying prospectus) or if you acquire the notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.

This product prospectus supplement contains a general description of certain U.S. tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that may be due under the notes.

This product prospectus supplement also contains a discussion of certain Canadian tax consequences. If you are not a Non-resident Holder (as that term is defined in “Tax Consequences – Canadian Taxation” in the accompanying prospectus) or if you acquire the notes in the secondary market, you should consult your tax advisor as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

The Notes May Be Subject to Write-Off, Write-Down or Conversion under Current and Proposed Canadian Resolution Powers.

The Canada Deposit Insurance Corporation, Canada’s resolution authority, was granted enhanced restructuring powers in 2009 to transfer certain assets and liabilities of a bank to a newly created “bridge bank” for such consideration as it determines in the event of a bank getting into distress, to facilitate a sale of the bank to another financial institution as a going concern, or failing that, to wind up the bridge bank. Upon exercise of such power, any remaining assets and liabilities would remain with the “bad bank,” which would be wound up. As such, in this scenario, any liabilities of the Bank, such as the notes, that remain with the “bad bank” may be effectively written off or subject to only partial repayment in the ensuing winding-up.

On August 1, 2014, the Government of Canada proposed a “bail-in” regime for the six domestic systemically important banks (D-SIBs). Bail-in regimes are being implemented in a number of jurisdictions following the 2008 financial crisis in an effort to limit taxpayer exposure to potential losses of a failing institution and ensure the institution’s shareholders and creditors remain responsible for bearing such losses. The proposed regime would grant the Government of Canada the power to permanently cancel an institution’s existing common shares and/or convert an institution’s long-term senior debt into common shares. Either power would only be exercisable once the institution was no longer viable and full conversion of the institution’s non-viable contingent capital (NVCC) instruments into common shares had already occurred. Deposits (including those insured by the Canada Deposit Insurance Corporation), shorter-term unsecured wholesale debt, and derivatives would not be subject to conversion or cancellation. Higher loss absorbency requirements would also apply to ensure affected banks maintain sufficient capital to absorb the proposed conversions. In the federal budget plan released on April 21, 2015, the Government of Canada confirmed its intention to move forward with the Taxpayer Protection and Bank Recapitalization Regime, although no firm timetable was provided. The proposed changes could adversely impact the Bank’s cost of funding.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Code, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. For additional information, please see the discussion under “Employee Retirement Income Security Act” below.

Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note — e.g., a note whose principal and/or payment at maturity payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note.

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political, military or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the note as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a note at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

In a Lawsuit for Payment on a Non-U.S. Dollar Note, an Investor May Bear Foreign Currency Exchange Risk.

The notes will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a foreign currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time. You will therefore be exposed to currency risk with respect to both the U.S. dollar and, if applicable, the foreign currency.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Non-U.S. Dollar Notes Will Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency.

Notes payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we make payment in U.S. dollars, the exchange rate we will use, unless otherwise specified in the applicable pricing supplement, will be based on the most recently available noon buying rate in New York City for cable transfers of the other currency, available from the Federal Reserve Bank of New York. The most recently available rate may be for a date substantially before the payment date. A determination of this kind may be based on limited information and would involve significant discretion on the part of the calculation agent, as specified in the applicable pricing supplement. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.

In addition, the unavailability of the specified non-U.S. currency will expose you to currency risks with respect to the U.S. dollar which would not have existed had the specified non-U.S. currency been available.

We Will Not Adjust Any Notes to Compensate for Changes in Foreign Currency Exchange Rates.

Except as set forth in the applicable pricing supplement, we will not make any adjustment or change in the terms of any note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency or any other currency. Consequently, investors in notes will bear the risk that their investment may be adversely affected by these types of events.

Risks Relating to the Applicable Reference Asset

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive any Shares of the Reference Asset at Maturity.

Investing in your notes will not make you a holder of any of the constituent stocks of the Reference Asset. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of these securities.

An Investment in the Notes May Be Subject to Risks Associated with Non-U.S. Securities Markets.

The Reference Asset may include one or more equity securities that have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The Return on the Notes Will Be Exposed to Fluctuations in Exchange Rates that Might Affect the Level of the Reference Asset and the Payment at Maturity.

Because the securities included in the Reference Asset may be traded in currencies other than U.S. dollars, and the notes may be denominated in U.S. dollars, the amount payable on the notes at maturity may be exposed to fluctuations in the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated. These changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the payment on the notes at maturity. An investor’s net exposure will depend on the extent to which the currencies in which the relevant securities are denominated either strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the U.S. dollar strengthens (or, in the case of bearish notes, weakens) against the currencies in which the relevant securities are denominated, the value of those securities may be adversely affected and the level of the Reference Asset may be adversely affected as well. In turn, the payment at maturity may be adversely affected.

We Do Not Control Any Company Included in a Reference Asset and Are Not Responsible for Any Disclosure Made by Any Other Company.

Neither we nor any of our affiliates have the ability to control the actions of any of the companies included in a Reference Asset, nor do we assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that Reference Asset. You should make your own investigation into the companies represented by the applicable Reference Asset.

Other Risk Factors Relating to the Applicable Reference Asset

The applicable pricing supplement may set forth additional risk factors as to the Reference Asset that you should review prior to purchasing the notes.

General Terms of the Notes

Please note that in this section entitled “General Terms of the Notes,” references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the notes should read the sections entitled “Forms of the Debt Securities” and “Book-Entry Procedures and Settlement” in the accompanying prospectus.

In addition to the terms described on the front cover and in the “Summary” section of this product prospectus supplement, the following general terms will apply to the notes, including your notes.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and interest will be made in U.S. dollars (“$”).

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	a business day for your notes will have the meaning described under “—Special Calculation Provisions—Business Day” below; and
•	a trading day for your notes will have the meaning described under “—Special Calculation Provisions—Trading Day” below.

Please note that the information about the issuance, issue date, issue price discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Payment at Maturity

At maturity, subject to our credit risk as issuer of the notes, you may receive a cash payment that is based on the performance of the Reference Asset. The payment at maturity will be calculated as follows:

Payment at Maturity in Excess of Principal

If the Final Level is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Level, then, at maturity, you will receive an amount equal to:

Principal Amount + (Principal Amount × Percentage Change)

The Percentage Change is the difference between the Final Level and the Initial Level and is expressed as a percentage of the Initial Level. The Percentage Change may be positive or negative and will be calculated as follows:

Final Level – Initial Level
Initial Level

If your notes are bearish notes, the Percentage Change will be calculated as follows:

Initial Level – Final Level
Initial Level

(a)     Leverage Factor. If the applicable pricing supplement specifies that a Leverage Factor is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Leverage Factor)

The Leverage Factor represents the extent to which your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. The Leverage Factor may be less than, equal to, or greater than 100%. If the Leverage Factor is less than 100%, your notes will participate in less than the full upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. If the Leverage Factor is greater than 100%, your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) on a leveraged basis. The Leverage Factor will be specified in the applicable pricing supplement, if applicable.

(b)     Booster Coupon. If the applicable pricing supplement specifies that a Booster Coupon is applicable to your notes:

1.       If the Percentage Change is greater than the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

2.       If the Percentage Change is greater than or equal to 0% but less than or equal to the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Booster Percentage)

The Booster Percentage is a specified increase (or, in the case of bearish notes, decrease) in the level of the Reference Asset, and will be set forth in the applicable pricing supplement, if applicable.

(c)     Cap. If the applicable pricing supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the applicable pricing supplement.

(d)     Digital Coupon. If the applicable pricing supplement specifies that a Digital Coupon is applicable to your notes, then the payment at maturity will equal:

Principal Amount + (Principal Amount x Digital Coupon)

The Digital Coupon will be a percentage specified in the applicable pricing supplement.

Payment at Maturity Less than or Equal to Principal

If the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level, then, at maturity, you will receive less than the principal amount of your notes. In such a case, the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

(a)     Downside Multiplier. If the applicable pricing supplement specifies that a Downside Multiplier is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Downside Multiplier)

The Downside Multiplier represents the extent to which your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset. The Downside Multiplier may be less than, equal to, or greater than 100%. If the Downside Multiplier is less than 100%, your notes will participate in less than the full downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset. If the Downside Multiplier is greater than 100%, your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) on a leveraged basis. The Downside Multiplier will be specified in the applicable pricing supplement, if applicable. Depending on the Downside Multiplier, you may lose all or a substantial portion of the amount that you invested to purchase the notes; however, in no event will you lose more than your initial investment.

(b)     Buffer. If the applicable pricing supplement specifies that a Buffer is applicable to your notes:

1.       If the Final Level is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Level, then the payment at maturity will equal the principal amount of your notes.

2.       If the Final Level is less than (or in the case of bearish notes, greater than) the Buffer Level, then the payment at maturity will equal:

Principal Amount + [(Principal Amount × (Percentage Change + Buffer Percentage)]

The Buffer Level is a specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Level. The Buffer Level will be a percentage of the Initial Level and set forth in the applicable pricing supplement, if applicable. The Buffer Percentage is a specified percentage that will be set forth in the applicable pricing supplement, if applicable. For example, if the Buffer Level is 90% of the Initial Level, the Buffer Percentage will be 10%.

(c)     Barrier. If the applicable pricing supplement specifies that a Barrier is applicable to your notes:

1.       If no Barrier Event has occurred, then the payment at maturity will equal the principal amount of your notes.

2.       If a Barrier Event has occurred, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

Unless otherwise specified in the applicable pricing supplement, a Barrier Event will occur if:

(i)	the Final Level is less than (or, in the case of bearish notes, greater than) the Initial Level; and
(ii)	(a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(b) for notes subject to Close of Trading Day Monitoring, on any trading day during the Monitoring Period, the closing level of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Level, or

(c) for notes subject to Final Valuation Date Monitoring, the Final Level is less than (or, in the case of bearish notes, greater than) the Barrier Level.

The applicable pricing supplement will specify which of these three Monitoring Methods is applicable to your notes as well as the applicable Monitoring Period. If your notes are monitored by a different method, that method will be specified in the applicable pricing supplement, as well as any other provisions relating to the determination of the amount payable on your notes at maturity.

The Barrier Level is a specified level of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Level. The Barrier Level will be a percentage of the Initial Level and set forth in the applicable pricing supplement, if applicable.

Determining the Level of the Reference Asset

Initial Level. The applicable pricing supplement will set forth the Initial Level of the Reference Asset. Unless otherwise specified in the applicable pricing supplement, the Initial Level of an index will be its closing level on the pricing date.

Final Level. Unless otherwise specified in the applicable pricing supplement, the Final Level of an index on any valuation date will be its closing level on that date.

Valuation Date

Unless otherwise specified in the applicable pricing supplement, the valuation date (if there is only one valuation date applicable to the notes) or the final valuation date (if there is more than one valuation date applicable to the notes) will be the third scheduled trading day prior to the maturity date specified in the applicable pricing supplement. If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date applicable to the notes, the Final Level will be determined as described in “—Market Disruption Events” below.

Maturity Date

The maturity date will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. No interest will accrue past the maturity date specified in the applicable pricing supplement. The maturity date is subject to postponement if a market disruption event occurs or is continuing on the valuation date, as described in “—Market Disruption Events” below.

No Interest

Unless specified otherwise in the applicable pricing supplement, the notes will not pay any interest.

Unavailability of the Level of the Reference Asset

If the Index Sponsor discontinues publication of an index comprising part of the Reference Asset and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such successor or substitute index being referred to in this section as a “successor index”), then any subsequent index closing level will be determined by reference to the published level of that successor index at the regular weekday close of trading on the applicable trading day.

Upon any selection by the calculation agent of a successor index, the calculation agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

If a successor index is selected by the calculation agent, that successor index will be used as a substitute for the Reference Asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

If any Index Sponsor discontinues publication of an index comprising a part of the Reference Asset prior to, and that discontinuance is continuing on, any trading day on which the level of that index must be determined and the calculation agent determines, in its sole discretion, that no successor index is available at that time, then the calculation agent will determine the level of the Reference Asset for the relevant date in accordance with the formula for and method of calculating the index last in effect prior to the discontinuance, without rebalancing or substitution, using the closing level (or, if trading in the relevant underlying securities or components of the index have been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the relevant exchange on that date of each security or component most recently comprising the index. Notwithstanding these alternative arrangements, discontinuance of the publication of an index comprising a part of the Reference Asset may adversely affect the value of your notes.

If at any time the method of calculating a closing level for an index comprising a part of the Reference Asset or a successor index is changed in a material respect, or if the index is in any other way modified so that the index does not, in the opinion of the calculation agent, fairly represent the level of the index had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York City on the applicable trading day, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to that index as if those changes or modifications had not been made. Accordingly, if the method of calculating the index is modified so that the value of that index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust the index in order to arrive at a value of that index as if it had not been modified (e.g., as if such split had not occurred).

Notwithstanding these alternative arrangements, discontinuance of the publication of an index comprising part of the Reference Asset may adversely affect the value of your notes.

Adjustments Relating to Notes Linked to a Basket

If the calculation agent substitutes a successor index, or otherwise affects or modifies a Basket Component, then the calculation agent will make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original Basket (including without limitation changing the percentage weights of the Basket Components), as if those changes or modifications had not been made, and will calculate the payments on the notes with reference to that basket or the successor basket (as described below), as adjusted.

In this event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

In the event of the adjustment described above, the newly composed basket is referred to in this section as the “successor basket” and will be used as a substitute for the original Basket for all purposes.

If the calculation agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or Basket Components, as the case may be, then the calculation agent will determine the level of the applicable Basket Components or the Basket level for any applicable trading day as described above.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any Basket Component may adversely affect the market value of the notes.

Market Disruption Events

If the Final Level will be determined on a single valuation date and a market disruption event occurs or is continuing on that date, the Final Level will equal the closing level of the Reference Asset on the first trading day following the valuation date on which the calculation agent determines that a market disruption event is not continuing. If a market disruption event occurs or is continuing on each trading day to and including the tenth trading day following the valuation date, the Final Level will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered commercially reasonable under the circumstances) by the calculation agent on that tenth trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Level that would have prevailed in the absence of the market disruption event. If the valuation date is postponed due to a market disruption event, the maturity date will be postponed to the third trading day after the postponed valuation date.

If the Final Level will be determined over more than one valuation date and a market disruption event occurs or is continuing on any scheduled valuation date other than the final valuation date, the level of the Reference Asset for that valuation date will equal the closing level of the Reference Asset on the next scheduled valuation date. For example, if a market disruption event occurs or is continuing on the first and second scheduled valuation dates, but not on the third scheduled valuation date, then the closing level of the Reference Asset on the third scheduled valuation date will also be deemed to be the closing level of the Reference Asset on the first and second scheduled valuation dates. If no further scheduled valuation dates occur after a valuation date on which a market disruption event occurs or is continuing or if a market disruption event occurs or is continuing on the final valuation date, then the closing level of the Reference Asset for that valuation date will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered to be commercially reasonable under the circumstances) by the calculation agent on that final valuation date, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Reference Asset that would have prevailed in the absence of the market disruption event.

A market disruption event means one or more of the following events, as determined by the calculation agent in its sole discretion:

A.      the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in an index trade (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the index or any successor index; and

B.      the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the index (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the index, or any successor index.

For the purpose of determining whether a market disruption event has occurred:

1.       a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange;

2.       a decision to permanently discontinue trading in the relevant futures or options contracts related to the index, or any successor index, will not constitute a market disruption event;

3.       a suspension in trading in a futures or options contract on the index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the index;

4.       a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

5.       if applicable to indices with component securities listed on the New York Stock Exchange (“NYSE”), for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the calculation agent, will be considered “material.”

Payment of Additional Amounts and Tax Redemption

Unless otherwise set forth in the applicable pricing supplement, the Bank will pay additional amounts as described under “Description of the Debt Securities — Payment of Additional Amounts” and will have the option to redeem the notes as described under “— Tax Redemption” in the accompanying prospectus.

Events of Default

Unless otherwise specified in the applicable pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the final valuation date.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary, of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modified Business Day

Any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. We discuss this term under “—Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent will make all determinations regarding the level of the Reference Asset, modified business days, market disruption events and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Unless we specify otherwise in the applicable pricing supplement, we will serve as the initial calculation agent for the notes. We may appoint a different institution to serve as calculation agent from time to time without your consent and without notifying you of the change.

Special Calculation Provisions

Business Day

The term “business day” means, for any note, a day that meets all the following applicable requirements:

•	for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto;
•	if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center;

If the applicable pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining any payment date as well as the maturity date for your notes. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with no interest payable on account of the delay. The term “business day” with respect to your note may have a different meaning than it does for other notes.

Trading Day

Unless otherwise specified in the applicable pricing supplement, a “trading day” means a day on which (1) the NYSE and The NASDAQ Stock Market, or their successors, are open for trading, and (2) the applicable index or any successor thereto is calculated and published. If the applicable pricing supplement specifies a different meaning for the term trading day, we will use that modified definition in determining any valuation date.

Form, Exchange and Transfer

Unless we specify otherwise in the applicable pricing supplement, the notes will be issued:

•	only in fully-registered form;
•	without interest coupons; and
•	in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

If a note is issued as a registered global note, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined under “Book-Entry Procedures and Settlement” in the accompanying prospectus — will be entitled to transfer and exchange the note as described in this subsection because the depositary will be the sole registered holder of the note and is referred to below as the “holder.” Those who own beneficial interests in a global note do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures under “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Holders of notes issued in fully-registered form may have their notes broken into more notes of smaller denominations of not less than US$1,000, or combined into fewer notes of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

To the extent the notes are certificated, holders may exchange or register the transfer of notes at the office of the trustee. Notes may be transferred by endorsement. Holders may also replace lost, stolen or mutilated notes at that office. The trustee acts as our agent for registering notes in the names of holders and registering the transfer of notes. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also record transfers. The trustee may require an indemnity before replacing any notes.

Holders will not be required to pay a service charge to register the transfer or exchange of notes, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the applicable pricing supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the notes are redeemable and we redeem less than all of the notes of a particular series, we may block the registration of transfer or exchange of notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of notes selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any note being partially redeemed.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day (the “record date”) in advance of each due date for interest, even if that person no longer owns notes on the interest due date. Holders (or those who own a beneficial interest in the notes) buying and selling notes must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in the City of New York. That office is currently located at 101 Barclay Street, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of notes.

Notices

We and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the trustee’s records. With respect to who is a registered “holder” for this purpose, see “Forms of the Debt Securities” and “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City. The payment at maturity will only be made when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Other Provisions; Addenda

Any provisions relating to the notes may be modified and/or supplemented by the terms as specified under “Other Provisions” in the applicable notes or in an addendum relating to the applicable notes and, in each case, in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities or over-the-counter derivative instruments linked to the applicable Reference Asset(s) an any securities included in the Reference Asset(s) prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities. We or our affiliates may close out our or their hedge on or before the maturity date.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Additional Risk Factors Specific to Your Notes — Risks Relating to the Notes in General — Trading Activities by the Bank or its Affiliates May Adversely Affect the Market Value of the Notes” in this product prospectus supplement for a discussion of these adverse effects.

Hypothetical Returns on Your Notes

The applicable pricing supplement may include a table or chart showing hypothetical amounts that could be delivered for your notes at maturity, based on a range of hypothetical levels of the Reference Asset and on various key assumptions shown in the applicable pricing supplement.

Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact of various hypothetical levels of the Reference Asset on any valuation date, as calculated in the manner described in the applicable pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the applicable pricing supplement will be entirely hypothetical. They will be based on levels of the Reference Asset that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

As calculated in the applicable pricing supplement, the hypothetical amounts payable on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the securities represented by the Reference Asset.

We may provide historical level information on the Reference Asset or applicable Basket Components in the applicable pricing supplement. You should not take any of those historical levels as an indication of the future performance. We cannot give you any assurance that the level of the Reference Asset or Basket Components will not decrease (or, in the case of bearish notes, increase), thus causing you to receive an amount that is less than the principal amount of your notes at maturity.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Additional Risk Factors Specific to the Notes” above.

We cannot predict the levels of the Reference Asset or, therefore, the payment at maturity. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be paid in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the securities represented by the Reference Asset.

Supplemental Discussion of Canadian Tax Consequences

An investor should read carefully the description of the principal Canadian federal income tax considerations relevant to a Non-resident Holder owning notes under “Tax Consequences – Canadian Taxation” in the accompanying prospectus. The applicable pricing supplement may describe the principal Canadian federal income tax considerations relevant to a Non-resident Holder owning notes which shall, to the extent so described or to the extent inconsistent with the accompanying prospectus, replace or modify the description in the accompanying prospectus.

Supplemental Discussion of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of your investment in the notes are uncertain. The following is a general description of certain material U.S. federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all tax consequences relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your notes upon initial issuance and hold your notes as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•	a financial institution or a bank,
•	a regulated investment company or a real estate investment trust or a common trust fund,
•	a life insurance company,
•	a tax-exempt organization or an investor holding the notes in a tax-advantaged account (such as an “Individual Retirement Account” or “Roth IRA”), as defined in Section 408 or 408A of the Internal Revenue Code of 1986, as amended (the “Code”), respectively,
•	a person that owns notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the notes or a “wash sale” with respect to the notes or the Reference Asset, or
•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product prospectus supplement, and changes to any of which subsequent to the date of this product prospectus supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a note, you should consult your tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a note and you are: (i) a citizen or resident of the U.S., (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the U.S. by reason of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes (and having agreed to the required tax treatment of your notes described below and as to the application of state, local or other tax laws (including non-U.S. tax law) to your investment in your notes and the possible effects of changes in federal or other tax laws.

Unless otherwise specified in the applicable pricing supplement, we expect our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your notes as a pre-paid derivative contract with respect to the Reference Asset or Basket and the terms of the notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, you should generally not accrue any income with respect to the notes during the term of the notes until sale, exchange, redemption or maturity of the notes and you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the notes. In general, your tax basis in your notes will be equal to the amount you paid for your notes. Such recognized gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year (otherwise, such gain or loss would be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

It is possible that the IRS could assert that your holding period in respect of your notes should end on the date on which the amount you are entitled to receive upon maturity of your notes is determined, even though you will not receive any amounts from the issuer in respect of your notes prior to the maturity of your notes. In such case, you may be treated as having a holding period in respect of your notes ending prior to the maturity date for your notes, and such holding period may be treated as less than one year even if you receive cash on the maturity date of your notes at a time that is more than one year after the beginning of your holding period.

Section 1260

If a note references a component of the Reference Asset that is treated as equity in a regulated investment company (or a “trust”) such as certain exchange-traded funds, a real estate investment trust, a “passive foreign investment company” (a “PFIC”), a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply, in which case the tax consequences of sale, exchange, redemption or maturity of the notes could be affected materially and adversely. Under the “constructive ownership” rules, if an investment in the notes is treated as a “constructive ownership transaction”, any long-term capital gain recognized by a U.S. holder in respect of such notes will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge would also apply to any deemed underpayment of tax in respect of any “Excess Gain” to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange, redemption or maturity of the note (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or maturity of the note).

Because the application of the constructive ownership rules to the notes is unclear, you are urged to consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the notes.

Section 1297

We will not attempt to ascertain whether any component Reference Asset would be treated as a PFIC. In general, if a U.S. taxpayer holds an interest in a PFIC, such U.S. taxpayer is required to report any gain on disposition of an interest in such PFIC as ordinary income, rather than as capital gain, and the taxpayer is subject to tax on such gain in the year such gain is recognized at the highest ordinary income tax rate and for a non-deductible interest charge at the federal underpayment rate as if the gain had been earned ratably over each day in such taxpayer’s holding period and such tax liabilities had been due with respect to each prior year in the taxpayer’s holding periods. In the event that any component of the Reference Asset is treated as a PFIC, the application of the PFIC rules to the notes would be unclear, and it is possible that U.S. holders of notes could be subject to the PFIC rules to the extent that the notes directly or indirectly references shares in one or more PFICs. Accordingly, you should consult your tax advisor regarding the potential application of the PFIC rules to an investment in the notes.

Alternative Treatments

Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the IRS could seek to characterize your notes in a manner that results in tax consequences to you that are materially different from those described above and could adversely affect the timing and/or character of income or loss with respect to the notes. The IRS has released a notice that may affect the taxation of holders of the notes. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, the Bank intends to treat your notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Contingent Payment Debt Instrument. If the notes have a term greater than one year, it is possible that the notes could be treated as a debt instrument subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss.

Contingent Short-Term Debt Instrument. Similarly, if the notes have a term of one year or less, it is possible that the notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax advisor as to the tax consequences of such characterization.

Other Alternative Treatments. The IRS could also possibly assert that (i) you should be treated as owning the Reference Asset, any Basket Components or the components of the Reference Asset, (ii) any gain or loss that you recognize upon the exchange or maturity of the notes should be treated as ordinary gain or loss or short-term capital gain or loss, (iii) you should be required to accrue interest income over the term of your notes, (iv) you should be required to include in ordinary income an amount equal to any increase in the Reference Asset, any Basket Components or any components of the Reference Asset that is attributable to ordinary income that is realized in respect of the Reference Asset, any Basket Components or any components of the Reference Asset, such as interest, dividends or net-rental income or (v) you should be required to recognize taxable gain upon a rollover, rebalancing or change, if any, of any components of the Reference Asset. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

In The Case of Bearish Notes. The IRS could also possibly assert that you should be treated as entering into a short sale of the components of the Reference Asset, in which case any gain or loss on such short sale could be short-term, regardless of the holding period of the notes. It is also possible that the IRS might assert that any gain or loss that you recognize on sale, exchange, redemption or maturity of the notes should be ordinary income or you should recognize gain or loss upon any change or rebalancing of any Reference Asset.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the notes, to the extent of their net investment income that when added to their other modified adjusted gross income or undistributed net investment income (as the case may be), that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets

U.S. holders may be subject to reporting obligations with respect to their notes if they do not hold their notes in an account maintained by a financial institution and the aggregate value of their notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its notes and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the notes or a sale of the notes generally should not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the notes or a sale of the notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, redemption or maturity of the notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

Subject to the discussion below with respect to Section 871(m) of the Code and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your notes or to generally applicable information reporting and backup withholding requirements with respect to payments on your notes if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8.

In general, gain realized on the sale, exchange, redemption or maturity of the notes by a non-U.S. holder will not be subject to federal income tax, unless:

•	the gain with respect to the notes is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S.; or

•	the non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain other present or former connections with the U.S.

If the gain realized on the sale, exchange, redemption or maturity of the notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether the issuer of any component of the Reference Asset would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We will also not attempt to determine whether the notes should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any component of the Reference Asset were treated as a United States real property holding corporation or the notes were treated as United States real property interests, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a note upon a sale, exchange, redemption or other taxable disposition of the note to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the issuer of any component of the Reference Asset as a United States real property holding corporation or the notes as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including certain U.S. components of the Reference Asset) may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of notes issued before January 1, 2017, should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the notes under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the Reference Asset. For notes issued on or after January 1, 2017, the applicable pricing supplement will indicate whether withholding applies to such note under Section 871(m). If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the notes.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their notes through a non-U.S. entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is impossible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is impossible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. You are urged to consult your tax advisor regarding the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the notes (including possible application of Section 1260 and alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the component of the Reference Asset).

CERTAIN CONSIDERATIONS FOR INSURANCE COMPANIES AND EMPLOYEE BENEFIT PLANS

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan subject to the Code, including an IRA or a Keogh plan (or a governmental or other plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition. For additional information, please see the discussion under “Certain Benefit Plan Considerations” below.

CERTAIN BENEFIT PLAN CONSIDERATIONS

ERISA imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, on entities such as collective investment funds and insurance company separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts (or IRAs), including entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Governmental and other plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a prohibited transaction.

The Bank and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many Plans by reason of, for example, the Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a Plan, and with respect to which the Bank or any of its affiliates is a ‘‘party in interest” or a “disqualified person”, unless those notes are acquired under an exemption for transactions effected on behalf of that Plan. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code also may provide an exemption for the purchase and sale of the notes, provided neither the Bank nor any of its affiliates have or exercise any discretionary authority or control with respect to the investment of the assets of the Plan involved in the transaction or render investment advice with respect to those assets, and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

The person making the decision on behalf of a Plan or a governmental or other plan shall be deemed, on behalf of itself and any such plan, by purchasing and holding the notes, or (when relevant) exercising any rights related thereto, to represent that (a) such purchase, holding, disposition and (when relevant) exercise of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental or other plan, under any similar applicable law or regulation) and (b) neither the Bank nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or (when relevant) any exercise related thereto or otherwise as a result of any exercise by the Bank or any of its affiliates of any rights in connection with the notes.

If you are an insurance company or the fiduciary of a Plan or a governmental or other plan, and propose to invest in notes, you should consult your legal counsel.

Supplemental Plan of Distribution (Conflicts of Interest)

We and TD Securities (USA) LLC, as agent, have entered into a distribution agreement with respect to the notes. The agent or agents through whom the notes will be offered will be identified in the applicable pricing supplement. Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes. We will pay the agent a commission on any notes sold through the agent. The commission is expected to range from 1% to 5% of the principal amount of the notes, or in such other amount as may be agreed between the agent and the Bank.

We may also sell notes to the agent, who will purchase the notes as principal for its own account. In that case, we will either pay the agent a commission as discussed above or the agent may purchase the notes at a price equal to the issue price specified in the applicable pricing supplement, less a discount to be agreed with us at the time of the offering.

The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us. If all the notes are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

We may also sell notes directly to investors. We will not pay commissions on notes we sell directly.

We have reserved the right to withdraw, cancel or modify the offer made by the applicable pricing supplement without notice and may reject orders in whole or in part whether placed directly with us or with an agent. No termination date has been established for the offering of the notes.

The agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 (the “Securities Act”). We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

If the agent sells notes to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

Unless otherwise indicated in any pricing supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

We may appoint additional agents with respect to the notes. Any other agents will be named in the applicable pricing supplements and those agents will enter into the distribution agreement referred to above. The agent referred to above and any additional agents may engage in commercial banking and investment banking and other transactions with and perform services for the Bank and its affiliates in the ordinary course of business. TD Securities (USA) LLC is an affiliate of the Bank and may resell notes to or through another of our affiliates, as selling agent.

The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system. We have been advised by TD Securities (USA) LLC that it may make a market in the notes offered through it. However, neither TD Securities (USA) LLC nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The agent may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions. The agent is not required to engage in these activities, and may end any of these activities at any time.

In addition to offering notes through the agent as discussed above, other senior debt securities of the Bank that have terms substantially similar to the terms of the notes offered under this product prospectus supplement may in the future be offered, concurrently with the offering of the notes, on a continuing basis by the Bank. Any of these senior debt securities sold pursuant to the distribution agreement or sold by the Bank directly to investors will reduce the aggregate amount of notes which may be offered by this product prospectus supplement.

Market-Making Transactions

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which an agent or other person resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note. For more information regarding market-making transactions, see “Plan of Distribution — Market-Making Resales By the Bank and its Affiliates” in the accompanying prospectus.

Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Conflicts of Interest

TD Securities (USA) LLC is an affiliate of the Bank and, as such, will have a “conflict of interest” in an offering of the notes within the meaning of FINRA Rule 5121. In addition, the Bank will receive the net proceeds (excluding the commission) from any public offering of the notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of FINRA Rule 5121. TD Securities (USA) LLC is not permitted to sell the notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement, the accompanying prospectus or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by The Toronto-Dominion Bank or the agent. This product prospectus supplement, the accompanying prospectus and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in the applicable pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and any pricing supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

The Toronto-Dominion Bank

Senior Debt Securities

Market-Linked Notes Linked to One or More Equity Indices

June 30, 2016